10,000,000 SHARES OF COMMON STOCK

UNDERWRITING AGREEMENT

October 30, 2006

October 30, 2006

Credit Suisse Securities (USA) LLC,

As Representative of the several Underwriters,

Eleven Madison Avenue,

New York, NY 10010-3629

Ladies and Gentlemen:

Occidental Chemical Holding Corporation (the “Selling Stockholder”), proposes to sell to the several Underwriters listed in Schedule A hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 10,000,000 shares (the “Underwritten Shares”) and, at the option of the Underwriters, up to an additional 1,500,000 shares (the “Option Shares”), of common stock, par value $1.00 per share (the “Stock”), of Lyondell Chemical Company, a Delaware corporation (the “Company”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The Shares will have attached thereto share purchase rights (the “Rights”) issued pursuant to the Rights Agreement (the “Rights Agreement”) dated as of December 8, 1995 between the Company and The Bank of New York, as Rights Agent, as amended.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (the file number of which is 333-138290) on Form S-3, relating to the Shares and the related Rights (the “Securities”) to be sold by the Selling Stockholder. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a final prospectus specifically relating to the Shares. The registration statement as amended to the date of this Agreement, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at such time, is hereinafter referred to as the “Registration Statement” and the related prospectus covering the Securities in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) to confirm sales of the Shares is hereinafter referred to as the “Prospectus”. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, any preliminary form of prospectus (a “preliminary prospectus”) included in the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) on or before the date of this Agreement or the date of any preliminary prospectus or the Prospectus, as the case may be; and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

At 4:00 p.m. on the date of this Agreement (the “Time of Sale”), the Company had prepared the following information (collectively, with the pricing information set forth in Annex B, the “Time of Sale Information”): the preliminary prospectus and any Issuer Free Writing Prospectus (as defined below) set forth in Annex A.

The parties hereto agree as follows concerning the purchase and sale of the Shares:

1.   The Selling Shareholder agrees to sell the Underwritten Shares to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase, from the Selling Shareholder at a purchase price per share of $25.05 (the “Purchase Price”), the number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule A hereto.

In addition, the Selling Stockholder agrees to sell the Option Shares to the several Underwriters and the Underwriters shall have the option to purchase at their election up to 1,500,000 Option Shares at the Purchase Price for the sole purpose of covering over-allotments in the sale of the Underwritten Shares. The Underwriters, on the basis of the representations and warranties and agreements herein contained and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Selling Stockholder at the Purchase Price that portion of the number of Option Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Option Shares by a fraction the numerator of which is the maximum number of Option Shares which such Underwriter is entitled to purchase and the denominator of which is the maximum number of Option Shares which all of the Underwriters are entitled to purchase hereunder. The number of Option Shares to be purchased by each Underwriter shall be in the same percentage of the total number of Option Shares to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Shares.

The Underwriters may exercise the option to purchase the Option Shares at any time on or before the thirtieth day following the date of this Agreement, by written notice to the Selling Stockholder from the Representative. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 13 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

2.   The Company and the Selling Stockholder understand that the Underwriters intend (i) to make a public offering of the Shares as soon after the parties hereto have executed and delivered this Agreement, as in the judgment of the Representative is advisable and (ii) initially to offer the Shares upon the terms set forth in the Time of Sale Information. The public offering price may be changed at any time without notice.

3.   Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified to the Representative by the Selling Stockholder, in the case of the Underwritten Shares, on November 3, 2006, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representative and the Selling Stockholder may agree upon in writing or, in the case of the Option Shares, on the date and time specified by the Representative in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”. As used herein, the term “Business Day” means any day other than a day on which banks are permitted or required to be closed in New York, New York or Houston, Texas.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representative for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representative shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by the Selling Stockholder. Unless the Underwriters elect to take delivery of the Shares through the book-entry facilities of the Depository Trust Company, the certificates for the Shares will be made available for inspection and packaging by the Representative at the office of the Representative set forth above not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

Each of the Company and the Selling Stockholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Selling Stockholder with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholder or any other person. Additionally, neither the Representative nor any other Underwriter is advising the Company, the Selling Stockholder or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholder shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Stockholder with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholder.

4.   The Company represents and warrants to each Underwriter that:

(a)  no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424(a) under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information is that described as such in the third paragraph of Section 10 hereof or (ii) information relating to the Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein, it being understood and agreed that the only such information is that described as such in the second paragraph of Section 10 hereof;

(b)  the Time of Sale Information, at the Time of Sale did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; providedthat this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information is that described as such in the third paragraph of Section 10 hereof or (ii) information relating to the Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein, it being understood and agreed that the only such information is that described as such in the second paragraph of Section 10 hereof. No statement of material fact included in the Prospectus has been omitted from the Time of Sale Information and no statement of material fact included in the Time of Sale Information that is required to be included in the Prospectus has been omitted therefrom;

(c)  the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Securities, which by way of clarification shall not include any document not disseminated outside the Company or the Company’s advisors or used within the Company or such advisor group as an offer to sell or solicitation of an offer to buy, (each such communication by the Company or its agents and representatives (other than a communication referred to in clauses (i), (ii) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the preliminary prospectus, (iii) the Prospectus, and (iv) any electronic roadshow or other written communications, in each case approved in writing before first use by the Representative (which consent shall not be unreasonably withheld). Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act on the date of first use, has been or will be (within the time period specified in Rule 164 or Rule 433, as applicable) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the preliminary prospectus, did not, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in any Issuer Free Writing Prospectus;

(d)  the Registration Statement is an “automatic shelf registration statement” as defined under Rule 405 of the Securities Act that has been filed with the Commission not earlier than three years prior to the date hereof; and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Company. No stop order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been instituted or, to the knowledge of the Company, threatened by the Commission; and the

Registration Statement and Prospectus (in the case of the Additional Closing Date, as amended or supplemented) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus (in the case of the Additional Closing Date, as amended or supplemented), contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as of the date hereof and at the Closing Date or the Additional Closing Date (in the case of the Additional Closing Date, as amended or supplemented), as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with (i) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information is that described as such in the third paragraph of Section 10 hereof or (ii) information relating to the Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein, it being understood and agreed that the only such information is that described as such in the second paragraph of Section 10 hereof;

(e)  the documents incorporated by reference in the Prospectus and the Time of Sale Information, when they become effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Exchange Act and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or the Time of Sale Information, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(f)  the financial statements, and the related notes thereto, included or incorporated by reference in the Registration Statement, the Time of Sale Information and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries and of Equistar Chemicals, LP (“Equistar”) and Houston Refining, LP (“Houston Refining”) as of the dates indicated and the results of their operations and changes in their consolidated cash flows for the periods specified; and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules, if any, included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; the historical financial statements, together with related schedules and notes, included or incorporated by reference in the Prospectus and the Time of Sale Information, comply as to form in all material respects with the requirements applicable to registration statements on Form S-3 under the Securities Act; the other financial and statistical information and data included or incorporated by reference in the Prospectus and the Time of Sale Information (and any amendment or supplement thereto) are, in all material respects, accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company;

(g)  there has not been any material change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change in or affecting the business, prospects, condition (financial or other), stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Change”), from that set forth or contemplated in the Time of Sale Information (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement); and, except as set forth or contemplated in the Time of Sale Information (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), the Company has not declared, paid or made any dividend or distribution of any kind on any class of its capital stock and neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole or incurred any material liability, direct or contingent;

(h)  the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and the Time of Sale Information, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a material adverse effect on or affecting the business, prospects, condition (financial or other), stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”);

(i)  the list of subsidiaries on Schedule B includes all of the subsidiaries, direct or indirect, of the Company with assets, or in which the Company has an investment, in excess of $1,000,000 (the subsidiaries on such Schedule herein referred to as the “subsidiaries”), and each of the Company’s subsidiaries has been duly organized and is validly existing under the laws of its jurisdiction of organization with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus and the Time of Sale Information, and has been duly qualified for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect; and all the outstanding shares of capital stock or other ownership interests of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except (i) in the case of foreign subsidiaries, for directors’ qualifying shares, (ii) the pledge of such stock or other ownership interests pursuant to the security agreements, pledge agreements, mortgages and deeds of trust securing the Company’s senior secured debt as set forth in the Prospectus and the Time of Sale Information and (iii) as otherwise set forth in Schedule B or the Prospectus and the Time of Sale Information) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests or similar claims other than as disclosed in the Time of Sale Information and the Prospectus or as would not have a Material Adverse Effect, including the Permitted Liens, as such term is defined in the indenture relating to the Company’s 8% Senior Unsecured Notes due 2014 dated as of September 20, 2006 among the Company, the Subsidiary Guarantors party thereto and The Bank of New York (the “Indenture”) (each, a “Lien”);

(j)  the joint ventures listed on Schedule C are the only joint ventures in which the Company or any of its subsidiaries participates as an owner or partner;

(k)  this Agreement has been duly authorized, executed and delivered by the Company;

(l)  the Rights Agreement has been duly authorized, executed and delivered by the Company; the Rights have been duly authorized by the Company and validly issued;

(m)  the Company has an authorized capitalization as set forth in the Prospectus and the Time of Sale Information and such authorized capital stock conforms as to legal matters in all material respects to the description thereof set forth in the Prospectus and the Time of Sale Information, and all of the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholder) have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any pre-emptive or similar rights; and, except as described in the Prospectus or the Time of Sale Information, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock or other equity interest of the Company, any such convertible or exchangeable securities or any such rights, warrants or options;

(n)  neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or other constitutive documents or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate would not have a Material Adverse Effect; the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required to be obtained by the Company for the issue and sale of the Shares and the related Rights to be sold by the Company hereunder or the consummation of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Shares and the related Rights by the Underwriters;

(o)  other than as set forth or contemplated in the Prospectus and the Time of Sale Information, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate reasonably be expected to result in a Material Adverse Effect, and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement, Prospectus or the Time of Sale Information (including by way of incorporation of reference) or to be filed as exhibits to the Registration Statement that are not described or filed as required;

(p)  the Company and its subsidiaries have good and marketable title in fee simple to all items of material real property and good title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except (i) as escribed or referred to in the Registration Statement, the Prospectus and the Time of Sale Information or (ii) such other encumbrances and defects that do not affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries in any manner that would have a Material Adverse Effect; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries;

(q)  no relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement, the Prospectus or the Time of Sale Information (including by way of incorporation by reference) which is not so described;

(r)  except as described in the Registration Statement, the Prospectus or the Time of Sale Information (including by way of incorporation by reference) no person has the right to require the Company to register any securities for offering and sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the sale of the Shares hereunder;

(s)  the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(t)  PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries, Equistar and Houston Refining are independent public accountants as required by the Securities Act;

(u)  the Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and such returns, taxes and assessments for which the failure to file or pay, as applicable, would not, singly or in the aggregate, result in a Material Adverse Effect;

(v)  the Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Stock of the Company to facilitate the sale or resale of the Shares;

(w) each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except such as would not, individually or in the aggregate, result in a Material Adverse Effect, and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization which, if determined adversely to the Company or any of its subsidiaries could, individually or in the aggregate, result in a Material Adverse Effect; and each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to so comply would not, individually or in the aggregate, result in a Material Adverse Effect;

(x)  there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely to have a Material Adverse Effect;

(y)  the Company and its subsidiaries (i)  are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii)  have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii)  are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, individually or in the aggregate, have a Material Adverse Effect, and except as disclosed in the Prospectus and the Time of Sale Information;

(z)  in the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as disclosed in the Prospectus and the Time of Sale Information;

(aa)  Other than the announcements by Moody’s Investors Service dated July 20, 2006, September 7, 2006 and September 27, 2006, by Standard and Poor’s Ratings Group dated July 20, 2006, August 23, 2006 and September 8, 2006 and by Fitch Ratings

Ltd. on July 21, 2006, August 17, 2006 and September 7, 2006, since July 1, 2006 no “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act has imposed (or has informed the Company or that it is considering imposing) any condition (financial or otherwise) on the Company’s retaining any rating assigned to the Company or any securities of the Company or has indicated to the Company that it is considering the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned or any change in the outlook for any rating of the Company, or any securities of the Company;

(bb)  each certificate signed by an officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to the Underwriters as to the matters covered thereby; and

(cc)  the Company is not an ineligible issuer and is a well-known seasoned issuer, in each case as defined under the Securities Act, in each case at the times specified in the Securities Act in connection with the offering of the Securities.

5.   The Selling Stockholder represents and warrants to each Underwriter that:

(a)  neither the Selling Stockholder nor any person acting on behalf of the Selling Stockholder (other than, if applicable, the Company and the Underwriters) has used or referred to any “free writing prospectus” (as defined in Rule 405), relating to the Shares;

(b)  the Selling Stockholder has, and immediately prior to the Closing Date or the Additional Closing Date, as the case may be, the Selling Stockholder will have valid and unencumbered title to the Shares to be delivered by the Selling Stockholder on such Closing Date or Additional Closing Date, as the case may be, and full right, power and authority to sell, assign, transfer and deliver the Shares hereunder; and upon the delivery of and payment for the Shares on each Closing Date or Additional Closing Date, as the case may be, the several Underwriters will acquire valid and unencumbered title to the Shares;

(c)  the Selling Stockholder has full right, power and authority, corporate or otherwise, to enter into this Agreement;

(d)  this Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Selling Stockholder;

(e)  the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, (ii) result in any violation of the provisions of the charter or by-laws (or similar organizational documents) of the Selling Stockholder or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder, except in the case of clauses (i) and (iii) for such conflicts, breaches, violations or defaults as would not reasonably be expected to materially adversely affect the Selling Stockholder’s ability to perform its obligations hereunder;

(f)  no consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body having jurisdiction over the Selling Stockholder or the property or assets of the Selling Stockholder is required for the execution, delivery and performance of this Agreement by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby, except for the registration of the Stock under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as have been obtained or as may be required under the Exchange Act and under applicable state securities laws in connection with the purchase and sale of the Shares by the Underwriters;

(g)  to the knowledge of the Selling Stockholder, as of the applicable effective date of the Registration Statement, the Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that the representations and warranties in this Section 5(g) only apply to statements or omissions in the Registration Statement based on and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein, it being understood and agreed that the only such information is that described as such in the second paragraph of Section 10 hereof;

(h)  to the knowledge of the Selling Stockholder, the Prospectus does not, as of its date, and will not on the Closing Date or the Additional Closing Date, as the case may be, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in this Section 5(h) only apply to statements or omissions in the Prospectus based on and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein, it being understood and agreed that the only such information is that described as such in the second paragraph of Section 10 hereof;

(i)  to the knowledge of the Selling Stockholder, the Time of Sale Information did not, as of the Time of Sale, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in this Section 5(i) only apply to statements or omissions in the Time of Sale Information based on and in conformity with information relating to such Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein, it being understood and agreed that the only such information is that described as such in the second paragraph of Section 10 hereof; and

(j)  the Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

6.   The Company covenants and agrees with the Underwriters as follows:

(a)  if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, to file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and to furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the second Business Day next succeeding the date of this Agreement in such quantities as the Representative may reasonably request. The Company will pay the registration fees for this offering (to the extent the fees are not offset pursuant to Rule 457(p) under the Securities Act) within the time period required by Rule 456(b)(i) under the Securities Act (without giving effect to the proviso therein) and in any event prior to the Closing Date;

(b)  to deliver, at the expense of the Company, to the Representative two signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits (but including the documents incorporated by reference therein), and, during the Prospectus Delivery Period (as defined below), to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto), documents incorporated by reference therein and each Issuer Free Writing Prospectus as the Representative may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer;

(c)  before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representative a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and not to make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representative reasonably objects;

(d)  to advise the Representative promptly, and to confirm such advice in writing (i) when any amendment to the Registration Statement has been filed or becomes effective, (ii) when any supplement to the Prospectus or any amendment to the Prospectus or any Issuer Free Writing Prospectus has been filed and to furnish the Representative with copies thereof, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act, (v) of the occurrence of any event, within the Prospectus Delivery Period, as a result of which the Prospectus, the Time of Sale Information or any Issuer Free Writing Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus, the Time of Sale Information or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading, (vi) of the receipt by the Company of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act and (vii) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the Shares, or notification of any such order thereof and, if issued, to obtain as soon as possible the withdrawal thereof;

(e)  if during the Prospectus Delivery Period any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Shares may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

(f)  if at any time prior to the Closing Date any event shall occur as a result of which the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances, not misleading or if it is necessary to amend or supplement the Time of Sale Information to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representative will furnish to the Company) to which Shares may have been sold by the Representative on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Time of Sale Information as may be necessary so that the statements in the Time of Sale Information as so amended or supplemented will not, in the light of the circumstances, be misleading or so that the Time of Sale Information will comply with law;

(g)  to endeavor to qualify the Shares and the related Rights for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares and the related Rights; providedthat the Company shall not be required to (x) file a general consent to service of process, (y) subject itself to taxation or (z) qualify as a foreign corporation in any jurisdiction in which it is not otherwise required to do so;

(h)  to make generally available to its security holders and to the Representative as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

(i)   for a period of five years, to furnish to the Representative copies of all reports or other communications not otherwise publicly available (financial or other) furnished to holders of the Shares (in the same manner as such documents are furnished to holders of the Shares), and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

(j)   for a period of 90 days after the date hereof, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Stock or securities convertible into or exchangeable or exercisable for any shares of its Stock, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Representative, except in connection with a transaction permitted by Section 7 hereof or the issuance of Stock in connection with an exercise of the Warrant (as defined below); any compensation, fee, benefit or similar arrangement for or with any employee, officer or director, including without limitation, the grant, issuance or exercise of stock options, restricted stock, stock units, performance units, performance shares, deferred stock units or phantom units pursuant to the terms of a plan in effect on the date hereof (collectively, “Plan Equity”); 401(k) contributions; the filing of any registration statement on Form S-8 relating to any such plan in effect on the date hereof; the issuance of shares upon the exercise of any Plan Equity or issuances of Stock upon conversion of any outstanding convertible debentures (including, without limitation, those of Millennium);

(k)  whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, registration, transfer, execution and delivery of the Shares, including any transfer or other taxes payable thereon, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Representative may designate (including fees of counsel for the Underwriters and their disbursements), (iv) in connection with the listing of the Shares on the New York Stock Exchange, (v) related to the filing with, and clearance of the offering by, the NASD (including fees of counsel for the Underwriters and their disbursements), (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement, any Issuer Free Writing Prospectus, any Time of Sale Information, the Prospectus and any preliminary prospectus, including mailing and shipping, as herein provided, (vii) any expenses incurred by the Company in connection with a “road show” presentation to potential investors (viii) the cost of preparing stock certificates, and (ix) the cost and charges of any transfer agent and any registrar;

(l)  to use its best efforts to do and perform all things required or necessary to be done and performed under this Agreement by it prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Shares; and

(m)  pursuant to reasonable procedures developed in good faith, to retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

7.   The Selling Stockholder covenants and agrees with each Underwriter that for a period of 90 days after the date hereof, not to offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any additional shares of Stock of the Company or securities convertible into or exchangeable or exercisable for any shares of Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, whether any such aforementioned transaction is to be settled by delivery of the Shares or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of the Representative; provided, however, that with respect to the sale or transfer of the Selling Stockholder’s Warrant dated August 22, 2002 for 5,000,000 shares of Stock (the “Warrant”), such consent of the Representative shall not be unreasonably withheld.

8.   Each Underwriter hereby represents and agrees that:

(a)  It has not and will not use, authorize use of, refer to, or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that, solely as a result of use by such Underwriter, would not trigger an obligation to file such free writing prospectus with the Commission pursuant to Rule 433, (ii) any Issuer Free Writing Prospectus prepared pursuant to Section 5(c) or Section 7(c) above (including any electronic road show), or (iii) any free writing prospectus prepared by such Underwriter and approved by the Company in advance in writing.

(b)  It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company if any such proceeding against it is initiated during the Prospectus Delivery Period).

9.   The obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company and the Selling Stockholder of their respective obligations hereunder and to the following additional conditions:

(a)  No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) and each Issuer Free Writing Prospectus shall have been filed with the Commission to the extent required by Rule 164 or Rule 433, as applicable, within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 6(a) hereof; and all requests of the Representative for additional information shall have been complied with to the reasonable satisfaction of the Representative;

(b)  the respective representations and warranties of the Company and the Selling Stockholder contained herein are true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and each of the Company and the Selling Stockholder shall have complied in all material respects with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;

(c)  subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares; (ii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Shares, whether in the primary market or in respect of dealings in the secondary market; (iii) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; (v) any major disruption of settlements of securities or clearance services in the United States or (vi) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Shares;

(d)  the Representative shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (i) a certificate of an officer of the Company, with specific knowledge about the Company’s financial matters, satisfactory to the Representative to the effect set forth in regard to the Company in Sections 9(a) and 9(b) and to the further effect that (x) there has not occurred any Material Adverse Change from that set forth or contemplated in the Time of Sale Information and (y) the dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement, the Time of Sale Information and the Prospectus under “Recent Developments” are, where applicable, derived from the Company’s general accounting records and to the best of such officer’s knowledge such dollar amounts, percentages and other financial information would not materially differ from the information to be presented in accordance with generally accepted accounting principles in the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2006; and (ii) a certificate of the Vice President and Treasurer of the Selling Stockholder, in form and substance reasonably satisfactory to the Representative, to the effect set forth in regard to the Selling Stockholder in Section 9(b);

(e)  Baker Botts L.L.P., outside counsel for the Company, shall have furnished to the Underwriters its written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representative, to the effect that:

(i)  the Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with corporate power and authority under such laws to own its properties and conduct its business as described in the Prospectus and the Time of Sale Information;

(ii)  this Agreement has been duly authorized, executed and delivered by the Company;

(iii)  the authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Prospectus and the Time of Sale Information;

(iv)  the Rights Agreement has been duly authorized by the Company; the Rights have been duly authorized by the Company, are validly issued;

(v)  the Registration Statement, the preliminary prospectus and the Prospectus and any amendments and supplements thereto, excluding the documents incorporated by reference therein (other than the financial statements, the notes thereto and the auditor’s reports thereon and the other financial, statistical and accounting data contained therein, as to which such counsel need express no opinion) as of the dates they became effective or were filed with the Commission, as the case may be, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act;

(vi)  the documents filed pursuant to the Exchange Act and incorporated by reference in the Prospectus and the Time of Sale Information or any further amendment or supplement thereto made by the Company prior to the

Closing Date or the Additional Closing Date, as the case may be (other than the financial statements, the notes thereto and the auditors’ reports thereon and the other financial, statistical and accounting data contained therein, as to which such counsel need express no opinion), when they were filed under the Exchange Act with the Commission appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder;

(vii)  the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not (1) result in any violation of the provisions of (a) the Certificate of Incorporation or the By-Laws of the Company or (b) any law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or its subsidiaries or any of their respective properties or (2) conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, the Credit Agreement or the indentures relating to the Company’s existing senior secured notes;

(viii)  no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; and

(ix)  the Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company”, as such term is defined in the Investment Company Act.

Such counsel shall also state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company and representatives of the Underwriters and their counsel at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed; and, although such counsel did not independently verify such information and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus, on the basis of the foregoing (relying as to materiality, to the extent such counsel deems reasonable, upon officers and other representatives of the Company), no facts have come to the attention of such counsel to lead such counsel to believe that (a) the Registration Statement (other than the financial statements, the notes thereto and the auditors’ reports thereon and the other financial, statistical and accounting data contained therein or omitted therefrom, as to which such counsel has not been asked to comment), at its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Time of Sale Information (other than the financial statements, the notes thereto and the auditors’ reports thereon and the other financial, statistical and accounting data contained therein or omitted therefrom, as to which such counsel has not been asked to comment), at the Time of Sale, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus (other than the financial statements, the notes thereto and the auditors’ reports thereon and the other financial, statistical and accounting data contained therein or omitted therefrom, as to which such counsel has not been asked to comment), at the time the Prospectus was issued, or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel may state that the opinions expressed are based on and are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware, the contract law of the State of New York and the federal laws of the United States, as currently in effect.

(f)  Kerry A. Galvin, Esq., general counsel for the Company (or Gerald A. O’Brien, deputy general counsel of the Company), shall have furnished to the Underwriters her (or his) written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representative, to the effect that:

(i)  the outstanding shares of capital stock of the Company (including the Shares) have been duly authorized and are validly issued, fully paid and non-assessable;

(ii)  the Company has been duly qualified to do business and is in good standing as a foreign corporation under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a Material Adverse Effect;

(iii)  each of the Company’s subsidiaries has been duly organized and is validly existing under the laws of its jurisdiction of organization with power and authority (corporate and otherwise) under such laws to own its properties and conduct its business as described in the Prospectus and the Time of Sale Information and has been duly qualified to do business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a Material Adverse Effect; and all of the outstanding shares of capital stock or other ownership interests of each subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and (except (i) in the case of foreign subsidiaries, for directors’ qualifying shares, (ii) the pledge of such stock or other ownership interests to secure the Company’s senior secured debt as set forth in the Prospectus and the Time of Sale Information, (iii) Permitted Liens, as defined in the Indenture, and (iv) as otherwise set forth in Schedule B or the Prospectus and the Time of Sale Information) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and similar claims;

(iv)  other than as set forth or contemplated in the Prospectus and the Time of Sale Information, to the best of such counsel’s knowledge, there are no legal or governmental investigations, actions, suits or proceedings pending or threatened or contemplated against the Company, any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject that, if determined adversely to the Company or its subsidiaries could individually or in the aggregate reasonably be expected to have a Material Adverse Effect;

(v)  such counsel does not know of any statutes, regulations, contracts or other documents that are required to be described (including by way of incorporation by reference) in the Registration Statement, the preliminary prospectus or the Prospectus or to be filed as exhibits to the Registration Statement (or any document incorporated by reference) that are not described or filed as required;

(vi)  none of the Company or any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under its Certificate of Incorporation or By-Laws or other constitutive documents, or to the best of such counsel’s knowledge, any agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole;

(vii)  the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any material agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any of its subsidiaries or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties; and

(viii)  each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, except such as could not reasonably be expected to have a Material Adverse Effect, and to the best of such counsel’s knowledge, none of the Company or any of its subsidiaries has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization which, if determined adversely to the Company or any of its subsidiaries could reasonably be expected to have a Material Adverse Effect, and each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

Such counsel shall also state that she (or he) has participated in conferences with officers and other representatives of the Company, and persons under her (or his) direction or control have participated in conferences with officers and other representatives of the Company, representatives of the independent accountants of the Company and representatives of the Underwriters and their counsel at which the contents of the Registration Statement, the Time of Sale Information and the Prospectus and related matters were discussed; and, although she (or he) did not independently verify such information and is not passing upon, and does not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Time of Sale Information and the Prospectus, on the basis of the foregoing (relying as to materiality, to the extent such counsel deems reasonable, upon officers and other representatives of the Company), no facts have come to her (or his) attention to lead her (or him) to believe that (a) the Registration

Statement (other than the financial statements, the notes thereto and the auditor’s reports thereon and the other financial, statistical and accounting data contained therein or omitted therefrom, as to which such counsel has not been asked to comment), at its effective date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Time of Sale Information (other than the financial statements, the notes thereto and the auditor’s reports thereon and the other financial, statistical and accounting data contained therein or omitted therefrom, as to which such counsel has not been asked to comment), at the Time of Sale, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (c) the Prospectus (other than the financial statements, the notes thereto and the auditor’s reports thereon and the other financial, statistical and accounting data contained therein or omitted therefrom, as to which such counsel has not been asked to comment), at the time the Prospectus was issued, or at the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Such counsel may state that the opinions expressed are based on and are limited to the laws of the United States, the General Corporation Law of the State of Delaware and the Revised Uniform Limited Partnership Act of the State of Delaware, as currently in effect.

(g)  Robert E. Sawyer, Esq., Associate General Counsel for Occidental Petroleum Corporation, the parent of the Selling Stockholder, shall have furnished to the Underwriters his written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representative, to the effect that:

(i)  the Selling Stockholder had valid title to the Shares delivered by the Selling Stockholder on the Closing Date or the Additional Closing Date, as the case may be, free and clear of all perfected security interests and to the knowledge of such counsel, any other security interests, liens, encumbrances and defects in title and had full right, power and authority to sell, assign, transfer and deliver the Shares delivered by the Selling Stockholder on the Closing Date or the Additional Closing Date, as the case may be; and the several Underwriters have acquired valid and unencumbered title to the Shares purchased by them from the Selling Stockholder on the Closing Date or the Additional Closing Date, as the case may be;

(ii)  no consent or approval of any United States governmental authority or other United States person or United States entity is required in connection with the sale of the Shares other than the registration thereof under the Securities Act and such registrations or qualifications as may be necessary under the securities or Blue Sky laws of the various United States jurisdictions in which the Shares are to be offered or sold and the rules and regulations of the National Association of Securities Dealers, Inc.; the opinion expressed in this paragraph (ii) is limited to those consents and approvals which, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement;

(iii)  the execution and delivery of this Agreement by the Selling Stockholder and the sale of the Shares and the performance of this Agreement by the Selling Stockholder will not (A) conflict with the Amended Articles of Incorporation or Bylaws of the Selling Stockholder, in each case, as amended, (B) violate or conflict with, or result in any contravention of, any statute, law or regulation to which the Selling Stockholder or any of its properties may be subject, (C) violate any material agreement or instrument to which such Selling Stockholder is a party, in each case known to such counsel or (D) violate or conflict with any judgment, decree or order, known to such counsel, after reasonable inquiry, of any court or governmental agency or authority entered in any proceeding to which the Selling Stockholder was or is now a party or by which it is bound, except that the opinion set forth in this clause (iii) is limited to those statutes, laws or regulations in effect as of the date of such opinion which, in the experience of such counsel, are normally applicable to transactions of the type contemplated by this Agreement and such counsel expresses no opinion as to the securities or Blue Sky laws of the various jurisdictions in which the Shares are to be offered or the rules and regulations of the National Association of Securities Dealers, Inc.; and

(iv)  this Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

In rendering such opinions, Mr. Sawyer may state that with respect to certain matters he has relied upon advice of other counsel employed by Occidental Petroleum Corporation or its subsidiaries who are familiar with such matters.

In rendering such opinions, Baker Botts L.L.P., Ms. Galvin, Mr. O’Brien and Mr. Sawyer may rely as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and the Selling Shareholder and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company.

The opinions of Baker Botts L.L.P. and Ms. Galvin or Mr. O’Brien described above shall be rendered to the Underwriters at the request of the Company and shall so state therein. The opinion of Mr. Sawyer described above shall be rendered to the Underwriters at the request of the Selling Stockholder and shall so state therein.

(h)  the Representative shall have received, at the time this Agreement is executed and at the Closing Date, letters dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to you from PricewaterhouseCoopers LLP, independent public accountants, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the preliminary prospectus and the Prospectus;

(i)  the Representative shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Davis Polk & Wardwell, counsel to the Underwriters, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Time of Sale Information, the Prospectus and other related matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(j)  the shares have been approved for listing on the New York Stock Exchange, subject to official notice of issuance;

(k)  on or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Stockholder shall have furnished to the Representative such further certificates and documents as the Representative shall reasonably request; and

(l)  to avoid a 28% backup withholding tax, the Selling Stockholder shall have delivered to the Representatives a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

10.  The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls the Underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such expenses are incurred) caused by (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as amended if the Company shall have furnished any amendments), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), any Issuer Free Writing Prospectus or any Time of Sale Information (including any Time of Sale Information that has subsequently been amended) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances in which they were made; except in the case of either (i) or (ii) insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with (x) information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use therein; it being understood and agreed that the only such information is that described as such in the third paragraph of Section 10 hereof or (y) information relating to the Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use therein, it being understood and agreed that the only such information is that described as such in the second paragraph of Section 10 hereof.

The Selling Stockholder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to the Selling Shareholder furnished to the Company in writing by such Selling Shareholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information; it being understood and agreed that the only such information furnished by the Selling Stockholder consists of the information set forth under the first paragraph (including the table and footnotes) under “Selling Stockholder” in the Prospectus, excluding the percentages set forth in such table; providedthat the liability of the Selling Stockholder under this paragraph shall be limited to an amount equal to the gross proceeds after deducting underwriting discounts and commissions but before deducting expenses, to the Selling Stockholder from the sale of the Shares hereunder.

The Underwriters agree, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act and the Selling Stockholder and each person who controls the Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Time of Sale Information; it being understood and agreed that the only such information furnished by the Underwriters consists of (i) the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and (ii) the following information in the Prospectus furnished by the Representative: the information appearing in the eleventh and twelfth paragraphs under the caption “Underwriting”.

If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to the preceding paragraphs of this Section 10, such person (the “Indemnified Person”) shall promptly notify the person or persons against whom such indemnity may be sought (each an “Indemnifying Person”) in writing, and such Indemnifying Persons, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Persons may designate in such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person and not the Indemnifying Persons unless (i) the Indemnifying Persons and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Persons has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both an Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that no Indemnifying Person shall, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of the Underwriters shall be designated in writing by the Representative, any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholder shall be designated in writing by the Selling Stockholder. No Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, each Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, such Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of the Indemnified Person.

If the indemnification provided for in this Section 10 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person, in lieu of indemnifying such Indemnified Person, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Selling Stockholder and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholder or by the Underwriters, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rataallocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, in no event shall the Underwriters be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriters has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares set forth opposite their names in Schedule A hereto, and not joint.

The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

The indemnity and contribution agreements contained in this Section 10 and the representations and warranties of the Company and the Selling Stockholder set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Underwriters or any person controlling the Underwriters or by or on behalf of the Company, the Selling Stockholder, their officers or directors or any other person controlling the Company and the Selling Stockholder and (iii) acceptance of and payment for any of the Shares.

Nothing in the foregoing is intended to, or shall, supersede the respective contribution obligations of the Company and the Selling Stockholder, but only as between themselves, as provided in that certain Registration Rights Agreement between the Company and the Selling Stockholder dated as of August 22, 2002 (the “Registration Rights Agreement”).

11.  This Agreement shall become effective upon execution and delivery hereof by the parties hereto.

12.  If this Agreement shall be terminated by the Underwriters, because of any failure or refusal on the part of the Company or the Selling Shareholder to comply with the terms or to fulfill the conditions of this Agreement, or if for any reason the Company or the Selling Shareholder shall be unable to perform its obligations under this Agreement or any condition of the Underwriters’ obligations cannot be fulfilled or is not waived, the Company agrees to reimburse the Underwriters for all out-of-pocket expenses (including the fees and expenses of its counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereunder. As between themselves, the Company and the Selling Stockholder shall be responsible for such reimbursement as set forth in Section 5 of the Registration Rights Agreement. If the Agreement is terminated by the Company or the Selling Shareholder by reason of the default of the Underwriters, the Company and the Selling Shareholder shall not be obligated to reimburse the Underwriters on account of such expenses.

13.  If on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase the Shares which it or they have agreed to purchase hereunder on such date, and the number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the number of Shares to be purchased hereunder, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule A bears to the number of Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or

Underwriters agreed but failed or refused to purchase on such date; providedthat in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 13 by an amount in excess of one-tenth of such number of Shares without the written consent of such Underwriter. If on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase the Shares which it or they have agreed to purchase hereunder on such date, and the number of Shares with respect to which such default occurs is more than one-tenth of the number of Shares to be purchased, and arrangements satisfactory to the Representative and the Selling Stockholder for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter, the Selling Stockholder or the Company. In any such case either you, the Selling Stockholder or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

14.  This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Stockholder, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from the Underwriters shall be deemed to be a successor merely by reason of such purchase.

15.  Any action by the Underwriters or the Representative hereunder may be taken by the Representative on behalf of the Underwriters, and any such action taken by the Representative shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representative c/o Credit Suisse Securities (USA) LLC Eleven Madison Avenue, New York, New York; Attention: Transactions Advisory Group (telefax: (212) 325-4296). Notices to the Company shall be given to it at Lyondell Chemical Company, One Houston Center, Suite 700, 1221 McKinney Street, Houston, Texas (telefax: (713) 652-4140); Attention: General Counsel. Notices to the Selling Stockholder shall be given to the Selling Stockholder c/o Occidental Petroleum Corporation at 10889 Wilshire Boulevard, Los Angeles, California 90024, attention of Vice President and Treasurer (telefax: 310-443-6661).

16.  This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

17.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF.

18.  No amendment or waiver of any provision of this Agreement, nor consent or approval to any departure therefrom, shall be effective unless given in writing and signed by the parties hereto.

If the foregoing is in accordance with your understanding, please sign and return four counterparts hereof.

LYONDELL CHEMICAL COMPANY
By:
	Name:	T. Kevin DeNicola
	Title:	Senior Vice President and Chief Financial Officer
OCCIDENTAL CHEMICAL HOLDING CORPORATION
By:
	Name:	Danielle M. Egerer
	Title:	Assistant Treasurer

Accepted: October 30, 2006

CREDIT SUISSE SECURITIES (USA) LLC

By:
Name:
Title:

ANNEX A

Issuer Free Writing Prospectuses

Press release dated October 30, 2006 relating to the offering filed on Form 8-K dated October 30, 2006.

Annex A-1

ANNEX B

Additional Information

Number of shares sold: 10,000,000

Price per share: $25.50

Annex B-1

SCHEDULE A

Underwriter	Number of Shares To Be Purchased
Credit Suisse Securities (USA) LLC	8,000,000
Banc of America Securities LLC	2,000,000
Total	10,000,000

SCHEDULE B

SUBSIDIARIES

Anatase Limited

Ashco, Inc.

CUE Insurance Limited

DR Insurance Company

Equistar Bayport, LLC

Equistar Chemicals de Mexico, Inc.

Equistar Chemicals, LP

Equistar Funding Corporation

Equistar Mont Belvieu Corporation

Equistar Olefins Offtake, LP

Equistar Olefins Offtake G.P., LLC

Equistar Olefins G.P., LLC

Equistar Polyproylene, LLC

Equistar Receivables, LLC

Equistar Receivables II, LLC

Equistar Transportation Company, LLC

Eurogen C.V. (limited partner interests in which are also owned by GEB Warentekracht B.V., Huntsman Holland Iota B.V., Loofbeen B.V. and the general partner interest in which is owned by Steamelec B.V.; the Company’s limited partner interest is held through Lyondell Chemical Utilities B.V.)

Gildo Inc.

H. W. Loud Co.

Houston Refining LP

KIC Ltd.

LaPorte Methanol Company, L.P.

LRC Holdings GP LLC

LRC Holdings LP LLC

LRP Holdings LP LLC

Lyondell Asia Pacific, Ltd.

Lyondell Asia Holdings Limited

Lyondell Bayer Manufacturing Maasvakte VOF (50% owned by Bayer Polyurethanes B.V.)

Lyondell Bayport, LLC

Lyondell Centennial Corp.

Lyondell Chemical Central Europe Ges.m.b.H.

Lyondell Chemical Delaware Company

Lyondell Chemical (Deutschland) GmbH

Lyondell Chemical Espana Co.

Lyondell Chemical Europe, Inc.

Lyondell Chemical Holding Company

Lyondell Chemical International Company

Lyondell Chemical Italia S.r.L.

Lyondell Chemical Nederland, Ltd.

Lyondell Chemical Overseas Services, Inc.

Lyondell Chemical Pan America, Inc.

Lyondell Chemical Products Europe, Inc.

Lyondell Chemical Properties, L.P.

Lyondell Chemical Technology 1 Inc.

Lyondell Chemical Technology 2 Inc.

Lyondell Chemical Technology 3 Inc.

Lyondell Chemical Technology 4 Inc.

Lyondell Chemical Technology 5 Inc.

Lyondell Chemical Technology 6 Inc.

Lyondell Chemical Technology 7 Inc.

Lyondell Chemical Technology 8 Inc.

Lyondell Chemical Technology, L.P.

Lyondell Chemical Technology Management, Inc.

Lyondell Chemical Wilmington, Inc.

Lyondell Chemie (PO-11) B.V.

Lyondell Chemie (POSM) B.V.

Lyondell Chemie International B.V.

Lyondell Chemie Investment Nederland B.V.

Lyondell Chemie Nederland B.V.

Lyondell Chemie Utilities B.V.

Lyondell Chimie France Corporation

Lyondell Chimie France SNC

Lyondell Chimie TDI SCA

Lyondell China Holdings Limited

Lyondell-DNT Limited Partnership

Lyondell-Equistar Holdings Partners

Lyondell France, Inc.

Lyondell Funding II, LLC

Lyondell General Methanol Company

Lyondell Greater China Holdings Limited

Lyondell Greater China, Ltd.

Lyondell Greater China Trading Ltd.

Lyondell Houston Refinery A Inc.

Lyondell Houston Refinery Inc.

Lyondell Intermediate Holding Company

Lyondell Japan, Inc.

Lyondell Limited Methanol Company

Lyondell Methanol Company, L.P.

Lyondell (Pelican) Petrochemical L.P. 1, Inc.

Lyondell LP4 Inc.

Lyondell Petrochemical L.P. Inc.

Lyondell PO 11 C.V.

Lyondell POJVGP, LLC

Lyondell POTechGP, Inc.

Lyondell POTechLP, Inc.

Lyondell Quimica do Brasil, Ltda

Lyondell Refining LP, LLC

Lyondell Refining GP, LLC

Lyondell Refining Company LP

Lyondell Refining Partners, LP

Lyondell LP3 GP, LLC

Lyondell LP3 Partners, LP

Lyondell POJV Partner 1 GP, LLC

Lyondell POJV Partners 1, LP

Lyondell POJV Partner 2 GP, LLC

Lyondell POJV Partners 2, LP

Lyondell POJV Partner 3 GP, LLC

Lyondell POJV Partners 3, LP

Lyondell South Asia PTE Ltd.

Lyondell Thailand, Ltd.

MHC Inc.

Millennium America Holdings Inc.

Millennium America Inc.

Millennium Australind Ltd.

Millennium Bunbury Pty. Ltd.

Millennium Chemicals Inc.

Millennium Chemicals LeHavre SAS

Millennium Chemicals Thann SAS

Millennium Chemicals UK Holdings Limited

Millennium DNC Inc.

Millennium Grimsby Ltd.

Millennium HMR Ltd.

Millennium Holdings Brasil Ltda.

Millennium Holdings, LLC

Millennium Inorganic Chemicals (Bermuda) Limited

Millennium Inorganic Chemicals do Brasil S.A.S.

Millennium Inorganic Chemicals Europe SPRL

Millennium Inorganic Chemicals Inc.

Millennium Inorganic Chemicals (Korea) Limited

Millennium Inorganic Chemicals Limited

Millennium Inorganic Chemicals Ltd.

Millennium Inorganic Chemicals S.A.S.

Millennium Inorganic Chemicals Srl

Millennium JCM Ltd.

Millennium Lincolnshire Limited

Millennium Methanol GP Inc.

Millennium Methanol LP Inc.

Millennium Overseas Holdings Limited

Millennium Performance Chemicals (Advanced Ceramics) Pty. Ltd.

Millennium Petrochemical Corporation Limited

Millennium Petrochemicals Europe B.V.

Millennium Petrochemicals GP LLC

Millennium Petrochemicals Inc.

Millennium Petrochemicals LP LLC

Millennium Petrochemicals Partners, LP

Millennium Pigments Inc.

Millennium RB Partners, L.P.

Millennium Specialty Chemicals Inc.

Millennium Stallingborough Ltd.

Millennium Thann Limited

Millennium US Op Co, LLC

Millennium Worldwide Holdings I Inc.

Millennium Worldwide Holdings II Inc.

Millennium Worldwide Holdings III Inc.

National Distillers and Chemical Corporation

Nihon Oxirane Co., Ltd. (60% owned by Sumitomo)

Novolen Technology Holdings C.V. (80% owned by an affiliate of ABB-Lummus)

Olefins JV, LP (partly owned by Sunoco)

Optyxx LLC

PD Glycol

PO JV, LP

PO Offtake, LP

POSM Delaware, Inc.

POSM II Limited Partnership, L.P.

POSM II Properties Partnership, L.P.

Quantum Acceptance Corporation

Quantum Chemical Corporation

Quantum Pipeline Company

Rutile Holdings Limited

SCM Chemicals Inc.

SCM Chemicals (Nominees) Pty. Ltd.

SCM Chemicals (Nominees 2) Pty. Ltd.

SCMC B.V.

SCM Europe S.A.

Shanghai Millennium Chemicals Trading Ltd.

Sinclair Insurance Company Ltd.

Smith Corona Marchant Finance A.G.

Societe Immobiliere de la Cote

Steamelec B.V. (25% owned by Air Liquide Nederland B.V., 25% owned by Huntsman Holland B.V., 25% owned by Eneco Milieu B.V. and 25% owned by Lyondell Chemie Nederland B.V.)

Suburban Propane GP, Inc.

Technology JV, LP

Thann Chimie SNC

U.S. Industries Worldwide Corporation

SCHEDULE C

JOINT VENTURES

Eurogen C.V.

Lyondell Bayer Mfg. Maasvakte VOF

Lyondell-DNT Limited Partnership

Lyondell-Equistar Holdings Partners

PO JV, LP

POSM II Limited Partnership, L.P.

Technology JV, LP

Nihon Oxirane Co., Ltd.

Steamelec B.V.